Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended, March 31, 2020

New York, NY, May 11, 2020 /BusinessWire/ — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended March 31, 2020. For the first quarter of 2020, GAAP net loss attributable to common stockholders was $233.1 million, net loss per diluted common share was $(3.05), and book value per common share at March 31, 2020 was $16.06.

FIRST QUARTER 2020 ACTIVITY

•	Generated GAAP net loss attributable to common stockholders of $233.1 million, or $(3.05) per diluted common share, based on a weighted average share count of 76.5 million common shares.

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Increased net interest margin on investments to $43.3 million from $37.2 million for the three months ending March 31, 2020, an increase of $6.1 million, or 16.4%, compared to the three months ended March 31, 2019.

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Closed five new loan commitments totaling $437.4 million, with an average loan size of $87.5 million, an initial unpaid principal balance of $353.5 million, a weighted average credit spread of 284 bps, and a weighted average loan-to-value of 73.5%.

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Sustained losses on CRE debt securities of $203.5 million, comprised of $36.2 million realized from sales in March 2020 and an impairment charge of $167.3 million related to CRE debt securities owned as of March 31, 2020.

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Recorded an initial allowance for credit loss of $19.6 million upon implementation of ASU 2016-13 at January 1, 2020. The Current Expected Credit Losses (“CECL”) reserve totaled $83.0 million at March 31, 2020, producing net CECL expense of $63.3 million, or $(0.83) per share, for the quarter.

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Issued 0.6 million common shares via our at-the-market (“ATM”) continuous offering program, which generated proceeds of $12.9 million at a weighted average price per share of $20.53, before dealer commissions.

SUBSEQUENT EVENTS

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Reduced to zero the Company’s portfolio of CRE debt securities, and liabilities associated therewith. Losses sustained after quarter-end equaled the impairment charge of $167.3 million recorded at March 31, 2020.

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On April 7, 2020, the Company’s external manager (the “Manager”) agreed to defer to July 6, 2020 payment of the $5.0 million base management fee accrued and payable to the Manager for the quarter ended March 31, 2020. The Company was not subject to, and did not accrue, an incentive fee for the quarter.

•	Extended through May 4, 2021 an existing secured revolving repurchase agreement with Morgan Stanley Bank with a commitment amount of $500 million.

Greta Guggenheim, Chief Executive Officer, stated: “Despite strong loan originations through early March, the COVID-19 pandemic presents real challenges to TRTX, and to the commercial real estate industry. The complete divestiture of our securities portfolio demonstrates our commitment to defending our balance sheet to enable us to serve our borrowers and lenders, weather this storm, and maximize value for shareholders. We remain continuously engaged with our borrowers and lenders to mitigate the effects of this crisis. The value of being part of the TPG franchise has never been more important than in these turbulent times”.

The Company issued a supplemental presentation detailing its first quarter 2020 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call to review its financial results at 8:30 a.m. ET on Tuesday, May 12, 2020. The webcast and conference call will be hosted by Greta Guggenheim, Chief Executive Officer, and Bob Foley, Chief Financial and Risk Officer.

WEBCAST INFORMATION

The live webcast can be accessed through the Investor Relations section of the Company’s website at http://investors.tpgrefinance.com/event. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.

CONFERENCE CALL

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-866-575-6539 or 1-929-477-0402, respectively, and requesting the TPG RE Finance Trust First Quarter 2020 Earnings Conference Call.

REPLAY INFORMATION

A replay of the conference call will be available after 11:30 a.m. ET on Tuesday, May 12, 2020 through 11:59 p.m. ET on Tuesday, May 26, 2020. To access the replay, listeners may use 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 3596270. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that focuses primarily on originating, acquiring, and managing first mortgage loans and other commercial real estate-related debt instruments secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of TPG. TPG is a global alternative asset firm with a 25-year history and more than $88 billion of assets under management. For more information regarding TRTX, visit www.tpgrefinance.com.

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of the Company; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the potential impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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